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Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June
19, 1995
incorporated by reference in Continental Homes Holding Corp.'s Form 10-K for the year ended May 31, 1995 and to all references to our Firm included in this registration statement.



Phoenix, Arizona
March 8, 1996
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